Exhibit 99.1

FOR IMMEDIATE RELEASE
April 24, 2019

SmartFinancial, Inc. Announces Termination of Merger Agreement with Entegra Financial Corp.

KNOXVILLE, Tenn., April 24, 2019 – SmartFinancial, Inc. (Nasdaq: SMBK) (“SmartFinancial”), the parent company of SmartBank, today announced that Entegra Financial Corp. (Nasdaq: ENFC) (“Entegra”) has elected to terminate effective April 23, 2019, the previously announced Agreement and Plan of Merger dated January 15, 2019 (the “Merger Agreement”), among SmartFinancial, Entegra, and CT Merger Sub, Inc. Entegra elected to terminate the Merger Agreement in order to enter into a definitive merger agreement with a large North Carolina-based financial institution that made a competing offer to acquire Entegra, an offer that SmartFinancial chose not to match.

“As a disciplined acquirer and having already completed a number of recent successful acquisitions, we simply felt it was in the best interest of our shareholders to not move forward with a matching offer,” said SmartFinancial Chairman, Miller Welborn. “

Under the terms of the Merger Agreement, SmartFinancial has received a termination fee of $6.4 million.

“As a result of the additional capital obtained from the termination fee, we feel that we are in an even better position to continue to execute our business plan,” added SmartFinancial’s President, Billy Carroll. “Looking ahead, we are immediately refocusing on pursuing other potential acquisitions as part of our M&A strategy, further bolstering future growth and profitability of SmartFinancial.”

SmartFinancial has a history of successfully completing acquisitions across the Southeast, including: Foothills Bank & Trust (2018), Southern Community Bank (2018), Capstone Bank (2017), Cornerstone Community Bank (2015), and GulfSouth Private Bank (2012).

More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

About SmartFinancial, Inc.
SmartFinancial, Inc., headquartered in Knoxville, Tennessee, is the bank holding company for SmartBank, a full-service commercial bank founded in 2007 and domiciled in Pigeon Forge, Tennessee. SmartFinancial’s common stock is traded on the Nasdaq Capital Market under the ticker symbol “SMBK.” SmartBank has 29 branch offices across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and acquisitions, and a disciplined approach to lending have all contributed to SmartFinancial’s and SmartBank’s success.

Investor Relations Contacts

Miller Welborn
Chairman
SmartFinancial, Inc.
Email: miller.welborn@smartbank.com
Phone: 865.437.5700

Billy Carroll
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.437.5700

Media Contact

Kelley Fowler
Senior Vice President
Public Relations/Marketing
SmartFinancial, Inc.
Email: kelley.fowler@smartbank.com
Phone: 865.868.0611

Forward-Looking Statements

Certain of the statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the impact of the termination of the Merger Agreement on SmartFinancial’s future financial and operating results and plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of SmartFinancial to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk that the announcement of the termination of Merger Agreement could have adverse effects on the market price of SmartFinancial’s common stock; (2) the risk that the termination of the Merger Agreement or the announcement of the same could have an adverse effect on our business generally, including our ability to retain customers, retain or hire key personnel, or maintain relationships with customers or suppliers; (3) reputational risk from the announcement of the termination of the Merger Agreement; (4) the fact that we have incurred significant transaction costs related to the Merger Agreement and the transactions that were contemplated by the Merger Agreement; (5) the risk of litigation related to the termination of the Merger Agreement or the abandonment of the transactions that were contemplated by the Merger Agreement; (6) potential changes to, or the risk that we may not be able to execute on, our business strategy as a result of the termination of the Merger Agreement; (7) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize, (8) disruption from recently completed acquisitions with customer, supplier, or employee relationships, and (9) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.